UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

Helix Energy Solutions Group, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 400 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2008, Wade Pursell announced that he will resign as Executive Vice President and Chief Financial Officer of Helix Energy Solutions Group, Inc. (the “Company”) effective as of June 25, 2008. The Company is currently negotiating a separation agreement with Mr. Pursell the terms of which are unknown.

The Company also announced that its Board of Directors has appointed Anthony Tripodo as its Executive Vice President and Chief Financial Officer, effective June 25, 2008. The terms of Mr. Tripodo’s employment with the Company as Executive Vice President and Chief Financial Officer will be evidenced by an employment agreement currently under negotiation. The Company and Mr. Tripodo have entered into a letter agreement offering Mr. Tripodo employment on the following terms:

•	Base Salary equal to $365,000,

•	Initial Bonus equal to $75,000,

•	2008 Performance Bonus Opportunity equal to $450,000,

•	Restricted Stock Grant of 70,500 shares, and

•	Other standard benefits.

Mr. Tripodo is 55 years old and has served as a director of the Company since February 2003. Mr. Tripodo currently serves as the Executive Vice President and Chief Financial Officer of Tesco Corporation. From 2003 through the end of 2006, he was a Managing Director of Arch Creek Advisors LLC, a Houston based investment banking firm. From 2002 to 2003, Mr. Tripodo was Executive Vice President of Veritas DGC, Inc., an international oilfield service company specializing in geophysical services. Prior to becoming Executive Vice President, he was President of Veritas DGC’s North and South American Group. From 1997 to 2001, he was Executive Vice President, Chief Financial Officer and Treasurer of Veritas. Previously, Mr. Tripodo served 16 years in various executive capacities with Baker Hughes, including serving as Chief Financial Officer of both the Baker Performance Chemicals and Baker Oil Tools divisions. There is no family relationship between Mr. Tripodo and any director or executive officer of the Company.

A copy of the Company’s press release announcing the resignation of Mr. Pursell and the appointment of Mr. Tripodo is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

99.1	Press Release of Helix Energy Solutions Group, Inc. dated June 11, 2008 reporting resignation and appointment of Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2008
HELIX ENERGY SOLUTIONS GROUP, INC.
	By:	/s/ Alisa B. Johnson

Alisa B. Johnson Senior Vice President and General Counsel

Index to Exhibits

Exhibit No.   Description

99.1	Press Release of Helix Energy Solutions Group, Inc. dated June 11, 2008 reporting resignation and appointment of Chief Financial Officer.